Exhibit 3.5(a)

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 12/13/1994 944242649 – 2460857

CERTIFICATE OF INCORPORATION

OF

AOR MANAGEMENT COMPANY OF ARIZONA, INC.

ARTICLE I

The name of the corporation is AOR MANAGEMENT COMPANY OF ARIZONA, INC. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office, in the County of Kent, is 32 Loockerman Square, Suite L-100, Dover, Delaware 19904. The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to Issue is one thousand (1,000), all of which shall be common stock, $.01 par value per share (“Common Stock”).

ARTICLE V

The Board of Directors is expressly authorized to adopt, amend, alter or repeal the bylaws of the Corporation.

ARTICLE VI

The Corporation shall have the right, subject to any express provisions or restrictions contained in this certificate of incorporation from time to time, to amend this certificate of incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers at any time conferred upon the directors or stockholders of the Corporation by this certificate of incorporation or any amendment hereto are subject to such right of the Corporation.

ARTICLE VII

The number of directors of the Corporation shall be determined in accordance with the Corporation’s bylaws. The number of directors constituting the initial board of directors of the Corporation shall be three (3), and the names and mailing addresses of the persons who are to serve as its directors until the first annual meeting of its stockholders, or until their respective successors are duly elected and qualified, are as follows:

Name	Address
R. Dale Ross	17001 Northchase Blvd., Suite 330 Houston, Texas 77060

Lloyd Everson, M.D.	17001 Northchase Blvd., Suite 330 Houston, Texas 77060

L. Fred Pounds	17001 Northchase Blvd., Suite 330 Houston, Texas 77060

ARTICLE VIII

No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a Knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

No repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

Elections of directors of the Corporation need not be by written ballot.

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ARTICLE X

The name and mailing address of the incorporator is as follows:

Name	Mailing Address
Lisa Newburn	700 Louisiana, Suite 1900 Houston, Texas 77002

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true and accordingly have hereunder set my hand this 13th day of December, 1994.

Lisa Newburn, Incorporator

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 12/03/2001 010611771 – 2460857

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

AOR Management Company of Arizona, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 29th day of November, 2001.

AOR Management Company of Arizona, Inc.

Kirk Hood, Attorney-ln-Fact

State of Delaware Secretary of State Division of Corporations Delivered 11:00 AM 12/31/2007 FILED 10:16 AM 12/31/2007 SRV 071375767 – 2460857 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY COMPANY ACT

AND PURSUANT TO SECTION 266 OF THE DELWARE GENERAL CORPORATION

LAW

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)	The date the corporation first formed is 12/13/1994.

4.)	The name of the Corporation immediately prior to filing this Certificate is AOR Management Company of Arizona, Inc.

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is AOR Management Company of Arizona, LLC.

6.)	The Conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

7.)	This Certificate of Conversion shall be effective on December 31,2007.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the day of 31st day of December, A.D. 2007.

By:
Phillip H. Watts Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 11:00 AM 12/31/2007 FILED 10:16 AM 12/31/2007 SRV 071375767 – 2460857 FILE

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

AOR MANAGEMENT COMPANY OF ARIZONA, LLC

This Certificate of Formation of AOR Management Company of Arizona, LLC is being duly executed and filed by Melisa Jacobs, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.), as amended.

FIRST. The name of the limited liability company is “AOR Management Company of Arizona, LLC”.

SECOND. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. This Certificate of Formation shall be effective on December 31, 2007.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of AOR Management Company of Arizona, LLC this 27th day of December, 2007.

Melisa Jacobs Authorized Person